EXHIBIT (99)-4

                            HEALTHSOUTH CORPORATION

                       OFFER TO EXCHANGE ALL OUTSTANDING
                          6.875% SENIOR NOTES DUE 2005
                         AND 7.0% SENIOR NOTES DUE 2008
                                      FOR
                          6.875% SENIOR NOTES DUE 2005
                         AND 7.0% SENIOR NOTES DUE 2008
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                 PURSUANT TO THE PROSPECTUS DATED AUGUST , 1998

To Depository Trust Company Participants:

     We are enclosing herewith the materials listed below relating to the offer by HEALTHSOUTH Corporation (the "Issuer") to exchange up to $250,000,000 aggregate principal amount of the Issuer's 6.875% Senior Notes due 2005 and up to $250,000,000 aggregate principal amount of the Issuer's 7.0% Senior Notes due 2008 (the "New Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a corresponding principal amount of the Issuer's issued and outstanding 6.875% Senior Notes due 2005 and 7.0% Senior Notes due 2008, respectively (the "Old Notes"), upon the terms and subject to the conditions set forth in the Prospectus dated August , 1998 (the "Prospectus") of the Issuer and the related Letter of Transmittal (the "Letter of Transmittal"), in each case as amended or supplemented from time to time (which together constitute the "Exchange Offer"). Capitalized terms used but not defined herein have the meaning given to such terms in the Prospectus.

     Enclosed herewith are copes of the following documents;

     1. Prospectus dated August  , 1998;

     2. Letter of Transmittal;

     3. Notice of Guaranteed Delivery;

     4. Instruction to Book-Entry Transfer Participant from Owner; and

     5. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

     WE  URGE  YOU  TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE OFFER
WILL  EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON       , 1998, UNLESS EXTENDED.

     The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

     To participate in the Exchange Offer, a beneficial holder (a "Holder") of Old Notes must cause a DTC Participant to tender such Holder's Old Notes to the account of PNC Bank, N.A. (the "Exchange Agent") maintained at the Depository Trust Company ("DTC") for the benefit of the Exchange Agent through DTC's
Automated Tender Offer Program ("ATOP"), including transmission of a computer-generated message that acknowledges and agrees, on behalf of the DTC Participant and the beneficial owners of tendered Old Notes, to be bound by the terms of the Letter of Transmittal. By complying with DTC's ATOP procedures with respect to the Exchange Offer, the DTC Participant confirms, on behalf of itself and the beneficial owners of tendered Old Notes, all provisions of the Letter of Transmittal applicable to it and such beneficial owners as fully as if it had completed, executed and returned the Letter of Transmittal to the Exchange Agent.

     Pursuant to the Letter of Transmittal, each Holder of Old Notes will represent to the Issuer that (i) it is not an affiliate (as defined in Rule 405 under the Securities Act) of the Issuer; (ii) it is not a broker-dealer tendering Old Notes acquired for its own account directly from the Issuer; (iii) any New

Notes to be received by it will be acquired in the ordinary course of its business; and (iv) it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If a holder of Old Notes is engaged in or intends to engage in a distribution of New Notes or has any arrangement or understanding with respect to the distribution of New Notes to be acquired pursuant to the Exchange Offer, such holder may not rely on the applicable interpretations of the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

     The enclosed Instruction to the Book-Entry Transfer Participant from Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

     The Issuer will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Issuer will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained form PNC Bank, N.A., Attention: David G. Metcalf.

                                        HEALTHSOUTH CORPORATION



                                        By:
                                            ------------------------------------
                                                    Michael D. Martin
                                                 Executive Vice President,
                                           Chief Financial Officer and Treasurer

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF HEALTHSOUTH CORPORATION OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON ITS BEHALF IN CONNECTION THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.